Exhibit (a)(1)(C)

Healthcare Trust, Inc.
TENDER OFFER NOTICE OF WITHDRAWAL

HEALTHCARE TRUST INC

Important – When completed, please send to:

HEALTHCARE TRUST, INC.
C/O DST SYSTEMS, INC.,
430 W. 7TH STREET,
KANSAS CITY, MO 64105-1407

1 Required for ALL Changes

Important: Please use BLOCK letters.

Note: Account number may be found on statement.

Registration Name(s) on Account

Name of Account Owner ______________________

Social Security Number (or) Tax Identification Number ______________________

Account Number ______________________

Name of Joint Account Owner *(if applicable)* ______________________

Social Security Number (or) Tax Identification Number ______________________

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______________________

Name of Custodian or Trustee ______________________

Custodian/Trust/Business Entity Tax ID# ______________________

I/We, the undersigned, hereby request that any Letter of Transmittal received or dated prior to the date of this notice be withdrawn. I/We do not wish to have any shares purchased in the tender offer to purchase up to 2,000,000 shares of the common stock, par value $0.01 per share, of Healthcare Trust, Inc. for cash at a purchase price equal to $13.15 per share, which expires (unless extended) on April 12, 2018 (the "Tender Offer"). I/We understand that if we subsequently elect to participate in the Tender Offer for the accounts listed here we will be required to complete and submit a new Letter of Transmittal.

2

Required Signatures

Required Signatures – All Investors or Authorized Representative(s)

Owner/Authorized Person's Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner/Trustee/Custodian's Signature *(if applicable)* ______________________ Date (mm/dd/yyyy) ____________

Owner/Authorized Person's Signature ______________________ Date (mm/dd/yyyy) ____________

Important – When completed, please send to:
Healthcare Trust, Inc.
c/o DST Systems, Inc.,
430 W. 7th Street,
Kansas City, MO 64105-1407
Phone Number - 866-902-0063

THIS NOTICE OF WITHDRAWAL HAS TO BE RECEIVED BEFORE 11:59 P.M. EASTERN ON APRIL 12, 2018 TO BE VALID. AFTER THE DUE DATE NO TENDERS MAY BE WITHDRAWN.